SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): June 3, 1994


               ORANGE AND ROCKLAND UTILITIES, INC.
     (Exact name of Registrant as specified in its charter)

Incorporated in New York      1-4315         13-1727729
(State or Other               (Commission    (IRS Employer
Jurisdiction of               File Number)   Identification
Incorporation)                               Number)


        One Blue Hill Plaza, Pearl River, New York  10965
      (Address of principal executive offices)  (zip code)


    Registrant's telephone number, including area code: (914) 352-6000

Items 1. - 4.  Not Applicable.

Item 5.        Other Events.

     Reference is made to Part I, Item 3., Legal Proceedings, in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and Part I, Item 2., Management's Discussion and Analysis of Financial Condition and Results of Operations under the subheading "Rate Activities", and Part II,
Item 1., Legal Proceedings, in the Company's Report on Form 10-Q for the quarter ended March 31, 1994, for a description of (1) an electric rate case filed by the Company with the New York Public Service Commission ("NYPSC") on January 29, 1993, (Case 93-E-
0082) requesting a $17.1 million (4.8%) annual increase in electric revenues; (2) the Company's application for a three year (1994-1996) extension of the Revenue Decoupling Mechanism ("RDM") revenue reconciliation and operating cost adjustment procedure; and (3) ongoing investigations of the Company (the "Investi-gations") in connection with the arrest, in August, 1993, of then Vice President Linda Winikow and her subsequent guilty plea to a felony and two misdemeanor charges.

     On June 10, 1994, the NYPSC issued an Order terminating Case 93-E-0082. In this Order, the NYPSC allowed the Company to continue its RDM with certain modifications. The allowed equity return was reduced from 11.45% to 10.6%, and the 55 basis point "deadband" has been eliminated. The Order also eliminates any sharing by shareholders of earnings above 10.6%. Rather, all earnings above 10.6% will be deferred for later disposition. In addition, expiring amortizations that have been built into rates are to be used to fund the "most significant" undercollection deferrals for ongoing programs, or to write off significant deferred prior period expenditures. These expiring amortizations could be used to fund future cost increases such as those relating to post-retirement benefits other than pensions and non-utility generator buyouts.

     All of these adjustments to the RDM are effective as of January 1, 1994 and the NYPSC has ordered the Company to file tariff revisions to establish a new RDM factor of adjustment effective July 1, 1994.

     Other conditions of the NYPSC's December 16, 1993 Order in Case 93-E-0082 are to continue in effect. These include that $3 million of revenue continue to be made subject to refund pending final resolution of the ongoing investigation. A demand-side management ("DSM") incentive set at 5% of net resource savings based on the approved 1994 DSM program also shall remain in effect.

     Reference is made to Part I, Item 2., Management's Discussion and Analysis of Financial Condition and Results of Operations under the subheading "Rate Activities", in the Company's Report on Form 10-Q for the quarter ended March 31, 1994, for a description of (1) the provisions of a settlement agreement entered into by the Company and the NYPSC with regard to the Company's most recent gas rate proceeding (Case 93-G-
0779); and (2) the Company's agreement, pursuant to an NYPSC Order issued December 1, 1993, to suspend until June 30, 1994, the implementation of a second stage increase in gas rates and charges for gas services provided for by such settlement agreement. On June 3, 1994, the NYPSC issued an Order in Case 93-G-0779 suspending the second stage increase in the Company's gas rates and charges for gas services from June 30, 1994 to December 30, 1994 in order to avoid the possibility of multiple rate changes and to permit the orderly completion of the ongoing Investigations of the Company.

Items 6. - 8.  Not Applicable.


                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ORANGE AND ROCKLAND UTILITIES, INC.


                              By:
                                 Victor A. Roque
                                 Vice President, General Counsel
                                   and Secretary


Dated:  June 22, 1994